EXHIBIT 99

FORM 4 - JOINT FILING INFORMATION
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Name:                Brian J. Higgins

Address:             65 East 55th Street, 30th Floor
                     New York, New York 10022

Designated Filer:    King Street Capital Management, L.L.C.

Issuer &
Ticker Symbol:       The Penn Traffic Company (PTFC.PK)

Date of Event
Requiring Filing:    December 13, 2007

Signature:           /s/  Brian J. Higgins
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                     Brian J. Higgins




Name:                O. Francis Biondi, Jr.

Address:             65 East 55th Street, 30th Floor
                     New York, New York 10022

Designated Filer:    King Street Capital Management, L.L.C.

Issuer &
Ticker Symbol:       The Penn Traffic Company (PTFC.PK)

Date of Event
Requiring Filing:    December 13, 2007

Signature:           /s/  O. Francis Biondi, Jr.
                     ------------------------------------
                     O. Francis Biondi, Jr.